Exhibit 99.1

Media Contact:	Lyndi McMillan, Lyndi.McMillan@Navistar.com, 331-332-2264
Investor Contact:	Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	www.Navistar.com/newsroom

NAVISTAR’S BOARD OF DIRECTORS ELECTS

TROY A. CLARKE AS CHAIRMAN

Nine Directors Re-elected at Company’s Annual Shareholder Meeting

LISLE, Ill. – February 21, 2017 – Navistar International Corporation (NYSE: NAV) announced that immediately following the company’s annual shareholder meeting held on February 14, 2017, its board of directors elected President and CEO Troy A. Clarke as chairman. Clarke replaces James H. Keyes, whose retirement was previously announced, and became effective as of the annual shareholder meeting. Keyes had served as non-executive chairman of Navistar’s board since April 2013. In addition, board member General (Retired) Stanley A. McChrystal was elected as the independent lead director.

“It has been a pleasure to serve on the board for the last four years, and I am honored to have been elected chairman,” said Clarke. “This is an exciting time for Navistar, as we pursue our growth strategies highlighted by significant new product launches and our pending strategic alliance with Volkswagen Truck & Bus. I look forward to continuing to work with our very dynamic board, which is focused on the future and supportive of management’s efforts to create a great truck company.”

At the company’s annual shareholder meeting, stockholders elected nine incumbent directors to the board of directors; ratified the selection of KPMG as the company’s independent registered public accounting firm; approved, on an advisory basis, the compensation of key company executives; and approved a preferred one year frequency of the advisory vote on executive compensation.

The director incumbents elected for a one-year term are:

•	Troy A. Clarke, a director since April 2013.

•	Jose Maria Alapont, a director since October 2016, and former chairman, president and chief executive officer of Federal-Mogul Corporation.

•	Stephen R. D’Arcy, a director since October 2016, and partner of Quantum Group LLC.

•	Vincent J. Intrieri, a director since October 2012, and retired senior managing director of Icahn Capital L.P., the entity through which Carl C. Icahn manages investment funds.

•	General (Retired) Stanley A. McChrystal, a director since 2011, and retired 34-year U.S. Army veteran of multiple wars.

•	Samuel J. Merksamer, a director since December 2012, and a former managing director of Icahn Capital L.P., the entity through which Carl C. Icahn manages investment funds.

•	Mark H. Rachesky, M.D., a director since October 2012, and co-founder and president of MHR Fund Management LLC, an investment firm that he founded in 1996.

•	Michael Sirignano, a director since March 2014, and principal at MHR Fund Management LLC, the entity through which Mark H. Rachesky manages investment funds.

•	Dennis A. Suskind, a director since October 2016, and former partner of Goldman Sachs & Company.

Additionally, Navistar has one director not elected by shareholders, but appointed by the United Auto Workers (UAW) union under an agreement dating back to the early 1990s. The current appointed director is Dennis D. Williams, president of the UAW.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2016. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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